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Exhibit 23.5

                          CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated July 3, 1996, relating to the financial statements of New Office Plus, Inc., which appear in the Current Report on Form 8-K, dated July 16, 1996, of U.S. Office Products Company.

                             Shinners, Hucovski & Company, S.C.

Green Bay, Wisconsin
April 2, 1997